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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials

CORIXA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

SEC 1913 (04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 27, 2005
Dear Corixa Stockholders:
      On behalf of Corixa Corporation, I cordially invite you to attend our 2005 annual meeting of stockholders to be held on Tuesday, May 31, 2005, at 1:00 p.m., local time, at the Company’s corporate headquarters located at 1900 9th Avenue, Suite 1100, Seattle, Washington 98101. Detailed directions are available at www.corixa.com.
      At the annual meeting, you will be asked to (i) elect seven directors to our board of directors, (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and (iii) transact any other business properly presented at the annual meeting. Additional details regarding the proposals are included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.
      Whether or not you plan to attend the annual meeting, it is important that your shares are represented. Please read the enclosed proxy statement and mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope to ensure that your vote is counted. Of course, if you attend the annual meeting, you will have the right to vote your shares in person.
      On behalf of the board of directors, I would like to express our appreciation for your continued interest in Corixa. We look forward to seeing you at the annual meeting.

Sincerely,

Steven Gillis, Ph.D.
Chairman and Chief Executive Officer

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
2004 NONEMPLOYEE DIRECTORS SUMMARY COMPENSATION TABLE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
OTHER MATTERS
ANNUAL REPORT AND FORM 10-K

CORIXA CORPORATION
1900 9th Avenue, Suite 1100
Seattle, Washington 98101

Notice of the 2005 Annual Meeting of Stockholders
to Be Held May 31, 2005

       We will hold the 2005 annual meeting of stockholders of Corixa Corporation on Tuesday, May 31, 2005, at 1:00 p.m., local time, at the Company’s corporate headquarters located at 1900 9th Avenue, Suite 1100, Seattle, Washington 98101, for the following purposes:

•	to elect seven directors to our board of directors, who will hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	to transact any other business properly presented at the annual meeting and any adjournments or postponements of the annual meeting.
      These items of business are more fully described in the proxy statement accompanying this notice. Our board of directors has fixed the close of business on April 15, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements of the annual meeting.
      Your board of directors recommends that you vote FOR the nominees for director and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
      At the annual meeting, we will provide a report on our 2004 business results and other matters of interest to stockholders.
      All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

By Order of the Board of Directors,

Kathleen McKereghan Deeley
Secretary
Seattle, Washington
April 27, 2005

IMPORTANT:
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, WE WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
THANK YOU FOR ACTING PROMPTLY.

CORIXA CORPORATION
1900 9th Avenue, Suite 1100
Seattle, Washington 98101

PROXY STATEMENT
General
      This proxy statement is furnished to the stockholders of Corixa Corporation, a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2005 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. We will hold the annual meeting on Tuesday, May 31, 2005, at 1:00 p.m., local time, at the Company’s corporate headquarters located at 1900 9th Avenue, Suite 1100, Seattle, Washington 98101.
      This proxy statement, the enclosed proxy card and our annual report to stockholders for the fiscal year ended December 31, 2004, including consolidated financial statements, were first mailed to stockholders entitled to vote at the annual meeting on or about April 27, 2005.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) signing and returning a written notice of revocation, (ii) returning a duly executed proxy bearing a later date to us (to the attention of Michelle Burris), or (iii) attending the annual meeting and voting in person.
Record Date and Outstanding Shares
      The close of business on April 15, 2005 has been fixed as the record date to determine the holders of shares of our stock entitled to notice of and to vote at the annual meeting. At the close of business on the record date, we had approximately 59,650,085 shares of common stock outstanding held by approximately 1,529 stockholders of record, 12,500 shares of Series A preferred stock held by one stockholder of record and 37,500 shares of Series B preferred stock held by one stockholder of record.
      Each outstanding share of common stock on the record date is entitled to one vote on all matters. Each outstanding share of Series A preferred stock and Series B preferred stock is entitled to one vote for each share of common stock into which the Series A preferred stock or Series B preferred stock, as applicable, could be converted, rounded to the nearest whole number of shares. As of the record date, for purposes of voting, the Series A preferred stock was convertible into approximately 1,470,588 shares of common stock and the Series B preferred stock was convertible into approximately 1,465,989 shares of common stock.
Quorum and Vote Required
      The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector will also determine whether or not a quorum is present at the annual meeting. A quorum for the annual meeting is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock and preferred stock on an as-converted basis entitled to vote at the annual meeting. Shares subject to abstentions and broker nonvotes are considered to be present at the annual meeting, and are therefore counted toward establishing the presence of a quorum.
      If your shares are represented by a proxy, they will be voted in accordance with your directions. If you sign and return your proxy without giving any direction, your shares will be voted in accordance with our recommendations. For the election of directors, the seven directors who receive the greatest number of affirmative votes of the shares of common stock and preferred stock on an as-converted basis, voting together and present in person or by proxy at the annual meeting and entitled to vote will be elected to the board. Stockholders are not entitled to cumulate votes in the election of directors. The affirmative vote of the holders of shares of stock representing a majority of the votes present, in person or by proxy, and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
      Any broker, bank, nominee, fiduciary or other custodian who holds shares of our common stock for the account of a customer who is the beneficial owner of those shares, and who does not receive specific instructions from the customer on how to vote, has the power to vote those shares at its discretion in the election of directors, for the ratification of the independent registered public accounting firm and for other routine matters for which it has not received voting instructions. Custodians do not have discretionary voting authority, however, with respect to nonroutine matters. A “broker nonvote” occurs when the custodian indicates on the proxy card that it may not vote, or give a proxy to vote, a customer’s shares because the customer did not provide voting instructions with respect to a nonroutine matter. An abstention occurs when a stockholder affirmatively instructs the vote to be withheld (by checking the “abstain” or “withhold authority” to vote box on the proxy card) or when a stockholder who has not given a proxy is present at the meeting but does not cast a ballot. Because custodians will have discretionary voting authority with respect to the election of directors and the ratification of the independent registered public accounting firm, however, there will be no broker nonvotes with respect to those proposals.
      In the election of directors, abstentions will result in the nominees receiving fewer votes but will have no effect because the outcome is determined by a plurality of the votes cast. With respect to the proposal to ratify the appointment of the independent registered public accounting firm, abstentions will have the same effect as votes against that proposal.
      We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of stockholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.
      We believe that the tabulation procedures to be followed by the inspector of elections are consistent with the general statutory requirements in Delaware concerning voting of shares and determining a quorum.
Solicitation of Proxies
      The enclosed proxy card is solicited on behalf of our board of directors. We will conduct solicitation personally, by telephone or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Proxies will be solicited from individuals, brokers, bank nominees and other institutional holders by personal interview, mail and telephone. We will bear all costs directly or indirectly associated with the solicitation. We may reimburse officers, directors, employees, brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The size of the board is currently set at seven directors. The current members of the board of directors are Steven Gillis, Ph.D., Ronald Hunt, Robert Momsen, Arnold L. Oronsky, Ph.D., Samuel R. Saks, M.D., Gregory Sessler and James W. Young, Ph.D. At the annual meeting, seven directors are to be elected to hold office for a term of one year and, in each case, until his successor is elected and qualified.
      The persons named in the accompanying proxy intend to vote FOR the seven nominees listed below unless otherwise instructed in writing on the proxy. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for a substitute nominee who will be designated by the current board to fill the vacancy, or for the balance of the nominees without nomination of a substitute. Alternatively, the size of the board may be reduced in accordance with our bylaws. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or unwilling to serve as a director.
      Assuming a quorum is present, the seven nominees who receive the highest number of affirmative votes of shares entitled to be voted will be elected as our directors. Shares of common stock and preferred stock may not be voted cumulatively. The board of directors will consider nominations for directors from stockholders submitted in accordance with Section 2.5 of our bylaws. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure the election of as many of the nominees listed below as possible. The specific nominees that the proxy holders will vote for will be determined by the proxy holders.
Information About Nominees
      Set forth below is information regarding the nominees for whom the proxy holders will vote, including their principal occupation at present and for at least the last five years, other directorships held by them, the year in which each became a director of Corixa and their ages as of April 15, 2005:

Name of Nominee	Age	Position(s) with Corixa	Director Since

Steven Gillis, Ph.D.	51	Chairman and Chief Executive Officer	1994
Ronald Hunt	40	Director	2003
Robert Momsen(1)(2)	58	Director	2000
Arnold L. Oronsky, Ph.D.(3)	64	Director	1994
Samuel R. Saks, M.D.(1)	50	Director	2000
Gregory Sessler(1)	52	Director	2004
James W. Young, Ph.D.(2)(3)	60	Director	2000

(1)	Member of the audit committee.

(2)	Member of the nominating and corporate governance committee.

(3)	Member of the compensation committee.
      Steven Gillis, Ph.D. co-founded Corixa in October 1994 and has served as its Chief Executive Officer and as a director since that time. Dr. Gillis has served as our Chairman since March 1999 and from formation to February 1999, he served as our President. Dr. Gillis was a co-founder of Immunex Corporation, a biotechnology company, where he held multiple positions, including acting Chief Executive Officer and Chairman of the Board. Dr. Gillis serves as a director of Migenix, Inc. (formerly Micrologix Biotech, Inc.) and Genesis Research and Development Corporation and two private companies. Dr. Gillis graduated from Williams College and received his Ph.D. from Dartmouth College.
      Ronald Hunt has served as a director of Corixa since June 2003. Mr. Hunt serves as a partner in the healthcare technology group of Sprout Group, a venture capital firm, an affiliate of Credit Suisse First Boston, where he has been employed since January 1998. From 1994 to January 1998, he was a pharmaceutical industry consultant with Coopers & Lybrand Consulting and The Health Care Group. Mr. Hunt held a number of sales and marketing positions with Johnson & Johnson from 1992 to 1994 and with SmithKline Beecham Pharmaceuticals, a pharmaceutical company, from 1986 to 1992. Mr. Hunt serves as a director of Aspreva Pharmaceuticals Corporation and three private companies. From November 1999 to March 2004, Mr. Hunt served as a director of Phase Forward. Mr. Hunt graduated with a B.S. from Cornell University and received his M.B.A. from The Wharton School.
      Robert Momsen has served as a director of Corixa since December 2000. Since August 1982, Mr. Momsen has served as a general partner of InterWest Partners, a venture capital firm. While Mr. Momsen is not a general partner of InterWest Partners VII, VIII and IX, he continues to serve as a general partner at InterWest Partners V and VI. From February 1995 to December 2000, Mr. Momsen served as a director of Coulter Pharmaceutical, Inc., or Coulter, which was acquired by Corixa in

December 2000. Mr. Momsen graduated with a B.S. in engineering from Stanford University and received his M.B.A from Stanford University.
      Arnold L. Oronsky, Ph.D. has served as a director of Corixa since 1994. From February 1995 to December 2000, Dr. Oronsky served as Chairman of the Board of Directors of Coulter Pharmaceutical, Inc. and from February 1995 to April 1996, he served as its President and Chief Executive Officer. Dr. Oronsky has served as a general partner of InterWest Partners since 1994. From 1977 to 1993, he served as Vice President for Discovery Research at Lederle Laboratories. Dr. Oronsky serves as a director of Aspreva Pharmaceuticals Corporation, Dynavax Technologies Corporation, Metabasis Therapeutics, Inc. and Myogen, Inc. Dr. Oronsky graduated from New York University and received his Ph.D. from Columbia University.
      Samuel R. Saks, M.D. has served as a director of Corixa since December 2000. Since March 2003, Dr. Saks has served as Chief Executive Officer of Jazz Pharmaceuticals, Inc., a pharmaceutical company. From June 2001 to January 2003, Dr. Saks served as Company Group Chairman of ALZA Corporation, an operating company of Johnson & Johnson. Dr. Saks served as a director of Coulter from April 2000 to December 2000,. Dr. Saks received his M.D. with honors from the University of Illinois at the Medical Center in Chicago. Dr. Saks completed his residency in Internal Medicine at Parkland Memorial Hospital in Dallas and his fellowship in oncology at the University of California, San Francisco. Dr. Saks is board certified in oncology and is a diplomat of the American Board of Internal Medicine.
      Gregory Sessler has served as a director of Corixa since March 2004. Since November 2002, Mr. Sessler has served as Chief Financial Officer of Spiration, Inc., a medical device company. He served as Senior Vice President and Chief Financial Officer of Rosetta Inpharmatics, Inc., an informational genomics company, from March 2000 until its acquisition by Merck & Co. in July 2001. From 1995 to March 2000, he served as Chief Financial Officer and Senior Vice President, Strategic Market Development of Sonus Pharmaceuticals, Inc. Mr. Sessler is a member of the executive committee of the board of the Washington Biotechnology and Biomedical Association. Mr. Sessler graduated from Syracuse University and received his M.B.A. from Stanford Graduate School of Business.
      James W. Young, Ph.D. has served as a director of Corixa since 2000. Since December 2003, Dr. Young has served as Executive Chairman of Sunesis Pharmaceuticals, Inc., a privately held biopharmaceutical company, and from May 2000 to December 2003, he served as its Chief Executive Officer. From 1995 to May 2000, Dr. Young served as Senior Vice President, Commercial Development and Senior Vice President, Research and Development, and as a Group Vice President, of ALZA Technologies, a division of ALZA Corporation. From 1992 to 1995, he served as President of the Pharmaceuticals Division of Affymax, N.V. From 1987 to 1992, he served as Senior Vice President and General Manager of the Pharmaceuticals Division of Sepracor, Inc. Dr. Young graduated from Fordham University and received his Ph.D. from Cornell University.
Required Vote
      The seven nominees receiving the highest number of affirmative votes of our common stock and preferred stock on an as-converted basis, voting together and present in person or by proxy at the annual meeting and entitled to vote shall be elected as directors.
Recommendation of the Board of Directors
      The board of directors recommends a vote FOR all nominees named above.
DIRECTORS AND EXECUTIVE OFFICERS
Director Independence and Other Matters
      The board of directors has determined each of the following directors to be an “independent director,” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities

Dealers, or NASD: Ronald Hunt, Robert Momsen, Arnold L. Oronsky, Ph.D., Samuel R. Saks, M.D., Gregory Sessler and James W. Young, Ph.D.
      The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission, or SEC, and the Internal Revenue Service. The board has further determined that Gregory Sessler, a member of the audit committee, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.
      The board has established a policy under which interested stockholders can send communications to the board, a committee of the board and individual directors. Under this policy, stockholders may send written communications to the Corporate Secretary, Corixa Corporation, 1900 9th Avenue, Suite 1100, Seattle, Washington 98101. The Corporate Secretary will forward such communication to the board, the appropriate committee of the board, or individual directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication and/or take appropriate legal action regarding the communication. Dr. Gillis, Dr. Saks and Mr. Sessler attended the 2004 annual meeting of stockholders and Dr. Gillis attended the reconvened 2004 annual meeting of stockholders.
Committees of the Board of Directors and Meetings
      The board of directors held a total of six meetings during 2004 and also took action once by unanimous written consent. The board has established an audit committee, a compensation committee and a nominating and corporate governance committee. During 2004, each incumbent director, except Dr. Oronsky, attended at least 75% of the aggregate number of meetings of the board and meetings of the committees of the board on which he served.

Audit Committee
      The audit committee currently consists of Mr. Momsen, Dr. Saks and Mr. Sessler, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD. The audit committee met five times during 2004 and also took action once by unanimous written consent. The board has determined that Gregory Sessler is an audit committee financial expert and that each of the members of the audit committee is independent in accordance with applicable NASD rules and SEC rules and regulations. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, in which case the most current version will be available on our web site at http://www.corixa.com. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee assists the board in fulfilling its oversight responsibilities relating to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. The audit committee appoints, compensates, retains and oversees the work of the independent registered public accounting firm employed by us to conduct the annual audit examination of our consolidated financial statements. The members meet with the independent registered public accounting firm and financial management to review the scope of the proposed audit for the year, the audit procedures to be utilized, audit fees, and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the consolidated financial statements, the related footnotes, management’s report on internal control over financial reporting and the independent registered public accounting firm’s reports thereon, and makes related recommendations to the board as the audit committee deems appropriate. The report of the audit committee is set forth below.

Compensation Committee
      The compensation committee currently consists of Dr. Oronsky and Dr. Young, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD. The compensation committee met one time during 2004 and also took action once by unanimous written consent. Its functions are to review and approve the compensation and benefits for our executive officers and make recommendations to the board regarding these matters. The report of the compensation committee is set forth below.

Nominating and Corporate Governance Committee
      The nominating and corporate governance committee currently consists of Mr. Momsen and Dr. Young, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD. The nominating and corporate governance committee met one time during 2004 and also took action once by unanimous written consent. The nominating committee monitors and safeguards the independence of our board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at our annual meetings. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of a director. The committee also recommends directors for appointment to the committees of the board. The nominating and corporate governance committee also provides a leadership role in shaping our corporate governance and periodically reviews and assesses the adequacy of our Code of Ethics and makes recommendations to the board regarding any modifications or waivers of our Code of Ethics.
Director Nominations Process
      The board of directors has adopted a charter of the Nominating and Corporate Governance Committee that describes the duties and responsibilities of the nominating and corporate governance committee. The board may amend this charter at any time, in which case the most current version will be available on our web site at http://www.corixa.com. Under its charter, the nominating and corporate governance committee is responsible for developing criteria for evaluating nominees for the board of directors and the committees of the board.

Process for Identifying Candidates
      Our nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by our stockholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board, senior-level management, individuals personally known to the members of the board and research, including publications, databases and Internet searches. In addition, the nominating and corporate governance committee may from time to time use its authority under its charter to retain a search firm to identify candidates.

Nomination Right of Stockholders
      In accordance with our bylaws and applicable law, recommendations for nominations for election as directors for consideration by the nominating and corporate governance committee may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for recommending persons for consideration by the nominating and corporate governance committee for nomination as directors are set forth in our bylaws and the section below entitled “Stockholder Proposals.”
      Subject to the superior rights, if any, of the holders of any class or series of stock that we may issue in the future having a preference over our common stock, if a stockholder complies with these procedures for recommending persons for consideration by the nominating and corporate governance committee for nomination as directors, the nominating and corporate governance committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the stockholder-recommended candidates and, in the exercise of the nominating and corporate governance committee’s independent judgment in accordance with the policies and procedures adopted in the nominating and corporate governance committee’s charter, will determine whether to recommend the stockholder-recommended candidates to the board for inclusion in the list of candidates for election as directors at the next annual meeting of stockholders held for such purpose.

Evaluation of Candidates
      The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the nominating and corporate governance committee’s initial evaluation, a candidate continues to be of interest, the nominating and corporate governance committee will arrange for appropriate background and reference checks.
Compensation of Directors
      In 2003, we adopted the following compensation plan for nonemployee directors effective January 1, 2004:

Initial Appointment and Annual Re-election:

•	Upon initial appointment: the granting of 15,000 options

•	Upon annual re-election at the annual stockholder meeting:

—	10,000 options plus $10,000 or

—	the option to receive an additional 2,500 retainer options (12,500 total) in lieu of the $10,000 cash payment upon re-election.

Meeting Payments:

•	Board Meetings: $1,500 per board meeting attended or $750 per meeting attended by phone

•	Committee Meetings: $500 per committee meeting attended
2004 NONEMPLOYEE DIRECTORS SUMMARY COMPENSATION TABLE

	Annual
	Compensation

Name	Cash	Options

Arnold L. Oronsky, Ph.D.	$2,000	12,500
Robert Momsen	5,000	12,500
Samuel R. Saks, M.D.	5,000	12,500
Gregory Sessler	8,000	25,000
Ronald Hunt	8,000	10,000
James W. Young, Ph.D.	16,500	10,000
Corporate Governance
      Current copies of the materials listed below related to our corporate governance policies and practices are available publicly on our web site at http://www.corixa.com.

•	Fifth Amended and Restated Certificate of Incorporation and all amendments thereto;

•	Bylaws, as amended;

•	Amended and Restated Charter of the Audit Committee;

•	Charter of the Nominating and Corporate Governance Committee;

•	Charter of the Compensation Committee;

•	Code of Ethics (applicable to directors, officers and employees);

•	Accounting Related and Code of Ethics Complaint Procedures; and

•	Corporate Governance Guidelines.
      Copies may also be obtained, free of charge, by writing to: Corporate Secretary, Corixa Corporation, 1900 9th Avenue, Suite 1100, Seattle, Washington 98101.
Code of Ethics
      We have a Code of Ethics, which applies to all of our employees, officers and directors. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer, Chief Financial Officer (who is both our principal financial and principal accounting officer), as well as all other employees. Our Code of Ethics also meets the requirements of a code of conduct under Marketplace Rule 4350(n) of the National Association of Securities Dealers, Inc. Our Code of Ethics is posted on our website at http://www.corixa.com/Corporategov/code of ethics.pdf under the heading “Corporate Governance.” Disclosure regarding any amendments to, or waivers from, provisions of our Code of Ethics will be included in a current report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of The Nasdaq Stock Market, Inc.
Compensation Committee Interlocks and Insider Participation
      The compensation committee currently consists of Dr. Oronsky and Dr. Young. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      On February 22, 2005, the board of directors unanimously approved the recommendation of the audit committee that Ernst & Young LLP be retained as our independent registered public accounting firm and selected and appointed Ernst & Young to serve as our independent registered public accounting firm for the year ending December 31, 2005. We request that our stockholders ratify the board’s selection of Ernst & Young as our independent registered public accounting firm, to audit our accounts and records for the year ending December 31, 2005, and to perform other appropriate services.
      The board’s selection and appointment are subject to reconsideration by the board in the event that our stockholders fail to ratify the appointment of Ernst & Young. Whether or not the board’s appointment is ratified, the board in its discretion may retain Ernst & Young or direct the appointment of a different independent registered public accounting firm at any time during the year if the board determines that such action would be in our best interests or in the best interests of our stockholders.
Required Vote
      The affirmative vote of a majority of the shares of our common stock and preferred stock on an as-converted basis present at the annual meeting, in person or by proxy, and entitled to vote shall be required to ratify the appointment of Ernst & Young as our independent registered public accounting firm.
Recommendation of the Board of Directors
      The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of shares of our common stock and preferred stock on an as-converted basis as of April 15, 2005 for:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock;

•	each director;

•	each executive officer named in the summary compensation table of this proxy statement; and

•	all of our directors and executive officers as a group.
      On April 15, 2005, we had 62,586,662 shares of common stock outstanding, which includes 2,936,577 shares issuable upon conversion of the outstanding Series A preferred stock and Series B preferred stock. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned. Shares of common stock subject to options, warrants and convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options, warrants or convertible debt, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

	Beneficial Ownership(2)

	Number of	Percentage of
Name and Address(1)	Shares	Total

Credit Suisse(3)	6,023,395	9.3%
11 Madison Ave. New York, NY 10010
GlaxoSmithKline plc(4)	5,002,109	8.0
980 Great West Road Brentford, Middlesex TW8 9GS England
Lottsoff Capital Management(4)	4,287,786	6.9
20 North Clark Street Chicago, IL 60602
Castle Gate, L.L.C.(5)	4,203,917	6.6
2365 Carillon Point Kirkland, WA 98033
Mazama Capital Management, Inc.(4)	3,732,366	6.0
One S.W. Columbia, Suite 1500 Portland, OR 97528
InterWest Partners(6)	3,501,326	5.6
2710 Sand Hill Road 2nd Floor Menlo Park, CA 94025
Directors and named executive officers:
Steven Gillis, Ph.D.(7)	769,943	1.2
Ronald Hunt(8)	20,000	*
Robert Momsen(9)	643,388	1.0
Arnold Oronsky, Ph.D.(10)	3,484,528	5.5
Samuel R. Saks, M.D.(11)	69,596	*
Gregory Sessler(12)	15,833	*
James W. Young, Ph.D.(13)	35,000	*

	Beneficial Ownership(2)

	Number of	Percentage of
Name and Address(1)	Shares	Total

Cindy Jacobs, Ph.D., M.D.(14)	248,835	*
Michelle Burris(15)	326,619	*
Kenneth Grabstein(16)	377,525	*
David Fanning(17)	444,016	*
All directors and executive officers as a group (12 persons)(18)	5,876,581	9.0

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each individual named above is Corixa Corporation, 1900 9th Avenue, Suite 1100, Seattle, Washington 98101.

(2)	The applicable percentage of beneficial ownership is based on 59,650,085 shares of our common stock outstanding as of April 15, 2005, including 2,936,577 shares issuable upon conversion of outstanding Series A preferred stock and Series B preferred stock.

(3)	Includes 1,634,875 shares issuable upon exercise of outstanding convertible debt and a warrant to purchase 669,435 shares.

(4)	Based solely on a filing made on Schedule 13G with the SEC in February 2005.

(5)	Castle Gate, L.L.C. holds 12,500 shares of Series A preferred stock, which are convertible into an aggregate of 1,470,588 shares of common stock, 37,500 shares of Series B preferred stock, which are convertible into an aggregate of 1,465,989 shares of common stock, and warrants to purchase 680,028 shares of common stock.

(6)	Includes 2,352,469 shares held by InterWest Partners VIII, L.P., 18,777 shares held by InterWest Investors VIII, L.P., 67,304 shares held by InterWest Investors Q VIII, L.P., 501,500 shares held by InterWest Partners V, L.P., 3,154 shares held by InterWest Investors V, L.P., a warrant to purchase 399,920 shares held by InterWest Partners VIII, L.P., a warrant to purchase 3,192 shares held by InterWest Investors VIII, L.P., a warrant to purchase 11,442 shares held by InterWest Investors Q VIII, L.P., 81,174 shares held by Mr. Momsen and 62,394 shares held by Dr. Oronsky. Dr. Oronsky is a managing director of InterWest Management Partners VIII, LLC, which is the general partner of InterWest Partners VIII, L.P., InterWest Investors VIII, L.P. and InterWest Investors Q VIII, L.P. and a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P., and Mr. Momsen is a general partner of the general partner of InterWest Partners V, L.P. and a general partner of InterWest Investors V, L.P., and, as such, they may be deemed to share voting and investment power with respect to certain of these shares. Dr. Oronsky and Mr. Momsen disclaim beneficial ownership of the shares held by such entities, except to the extent of their respective pecuniary interest therein.

(7)	Includes 420,829 shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(8)	Represents shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(9)	Includes 57,560 shares subject to options that are exercisable currently or within 60 days of April 15, 2005, 501,500 shares held by InterWest Partners V, L.P. and 3,154 shares held by InterWest Investors V, L.P., of which Mr. Momsen is a general partner. Mr. Momsen is a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P. Mr. Momsen disclaims beneficial ownership of the shares held by InterWest Partners V, L.P. and InterWest Investors V, L.P., except to the extent of his pecuniary interest therein.

(10)	Includes 67,530 shares subject to options that are exercisable currently or within 60 days of April 15, 2005, 2,352,469 shares held by InterWest Partners VIII, L.P., 18,777 shares held by InterWest Investors VIII, L.P., 67,304 shares held by InterWest Investors Q VIII, L.P., 501,500 shares held by InterWest Partners V, L.P., a warrant to purchase 399,920 shares held by InterWest Partners VIII,

L.P., a warrant to purchase 3,192 shares held by InterWest Investors VIII, L.P. and a warrant to purchase 11,442 shares held by InterWest Investors Q VIII, L.P. Dr. Oronsky is a managing director of InterWest Management Partners VIII, LLC, which is the general partner of InterWest Partners VIII, L.P., InterWest Investors VIII, L.P., and InterWest Investors Q VIII, L.P., and a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P. and disclaims beneficial ownership of the shares held by such entities, except to the extent of his pecuniary interest therein.

(11)	Represents shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(12)	Represents shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(13)	Represents shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(14)	Represents shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(15)	Includes 312,226 shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(16)	Includes 201,782 shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(17)	Includes 412,990 shares subject to options that are exercisable currently or within 60 days of April 15, 2005.

(18)	Includes 2,383,155 shares subject to warrants and options that are exercisable currently or within 60 days of April 15, 2005.

ADDITIONAL INFORMATION
Executive Officers
      Our executive officers and their ages as of April 15, 2005 are as follows:

Name	Age	Position

Steven Gillis, Ph.D.	51	Chairman and Chief Executive Officer
Michelle Burris	39	Senior Vice President and Chief Financial Officer
David Fanning	42	Senior Vice President and Chief Operating Officer
Cindy Jacobs, Ph.D., M.D.	48	Senior Vice President and Chief Medical Officer
Kathleen McKereghan Deeley	53	Senior Vice President, General Counsel and Secretary
David Persing, Ph.D., M.D.	49	Senior Vice President and Chief Scientific Officer
      Biographical information with respect to our executive officers is presented below, except for the biography of Dr. Gillis, who is also a director of Corixa. See “Proposal No. 1 — Election of Directors — Information About Nominees.”
      Michelle Burris has served as our Senior Vice President and Chief Financial Officer since January 2001. From January 1998 to December 2000, Ms. Burris served as our Vice President and Chief Financial Officer, from February 1997 to January 1998, she served as our Vice President of Finance and Administration, from 1996 to February 1997, she served as our Director of Finance and Administration, and from 1995 to 1996, she served as our Controller. Ms. Burris worked as a consultant to Corixa from November 1994 through March 1995. She graduated from George Mason University and received her M.B.A. from Seattle University.
      David Fanning has served as our Senior Vice President and Chief Operating Officer since October 2001. From July 2000 until September 2001, Mr. Fanning served as Chief Business Officer for CoPharma, Inc., a biotechnology company. From May 1997 to June 2000, Mr. Fanning served as our Vice President, Business Development. From April 1995 to April 1997, Mr. Fanning was with CytoTherapeutics, Inc., most recently as Director of Business Development. Mr. Fanning graduated from Harvard University and received his M.B.A. from the MIT Sloan School of Management.
      Cindy Jacobs, Ph.D., M.D. has served as our Senior Vice President and Chief Medical Officer since January 2005. From January 2001 to December 2004, Dr. Jacobs served as our Senior Vice President, Clinical Research and from April 1999 to December 2000, Dr. Jacobs served as our Vice President and Director of Clinical Research. From October 1998 to March 1999, Dr. Jacobs served as Vice President of Clinical Research of Cytran Inc., a biotechnology company. From 1993 to 1998, Dr. Jacobs directed clinical research at CellPro, Inc., a biotechnology/device company. Dr. Jacobs graduated from Montana State University, received her M.S. and her Ph.D. from Washington State University and received her M.D. from the University of Washington School of Medicine.
      Kathleen McKereghan Deeley has served as our Senior Vice President and General Counsel since January 2001. From January 2000 to December 2000, Ms. Deeley served as our Vice President and General Counsel and she has been our Secretary since June 1998. From January 1998 to January 2000, Ms. Deeley served as our Director of Legal Affairs and as our Corporate Attorney from December 1995 to January 1998. Before joining Corixa, Ms. Deeley practiced law at Perkins Coie LLP in Seattle, Washington. Ms. Deeley graduated from the University of California, Davis and received her J.D. from the University of Washington.
      David Persing, Ph.D., M.D. has served as our Senior Vice President and Chief Scientific Officer since January 2005. From December 2003 to January 2005, Dr. Persing served as our Vice President of

Discovery Research and from August 1999 to December 2003, he served as our Vice President of Antigen Discovery and Diagnostics Development. Before joining Corixa, Dr. Persing established and directed the Molecular Microbiology Laboratory at the Mayo Clinic in Rochester, Minnesota. Dr. Persing graduated from San Jose State University and received his M.D. and Ph.D. in genetics from the University of California, San Francisco.
COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for fiscal 2004 exceeded $100,000.
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities	All Other
				Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (#)	($)(1)

Steven Gillis, Ph.D.	2004	500,000	90,000	150,000	15,797
Chairman and Chief Executive	2003	500,000	125,000	105,000	14,106
Officer	2002	466,092	60,984	150,000	13,598
Michelle Burris	2004	280,000	50,400	150,000	15,454
Senior Vice President and	2003	280,000	52,000	55,500	13,790
Chief Financial Officer	2002	260,000	48,000	75,000	12,997
David Fanning	2004	305,000	54,900	150,000	11,543
Senior Vice President and	2003	305,000	71,250	55,500	6,885
Chief Operating Officer	2002	285,000	—	125,000	6,423
Cindy Jacobs, Ph.D., M.D.	2004	305,520	54,900	100,000	15,561
Senior Vice President	2003	305,520	75,000	55,500	13,827
and Chief Medical Officer	2002	285,000	52,000	68,750	13,069
Kenneth Grabstein, Ph.D.(2)	2004	263,000	47,340	—	15,427
Senior Vice President and	2003	263,000	50,000	55,500	13,765
Chief Scientific Officer	2002	250,000	32,900	50,000	12,968

(1)	Amounts reported consist of: (i) amounts we contributed to our 401(k) Plan with respect to each listed executive officer, and (ii) premiums paid on life and accidental death and dismemberment and health insurance policies for the officer’s benefit.

(2)	Dr. Grabstein terminated his employment with Corixa as of December 31, 2004.
Option Grants in 2004
      During 2004, we granted options to purchase a total of 4,533,700 shares of common stock to our employees, including the individuals listed in the summary compensation table. No stock appreciation rights were granted during 2004. The options were granted at exercise prices equal to the fair market value on the date of the grant.
      The following table provides information about stock options granted during 2004 to each of the individuals listed in the summary compensation table. In accordance with the rules of the SEC, the “potential realizable values” provided in the table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
      The 5% and 10% assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future stock prices. Any actual gains on option exercises will depend on the future performance of our stock.
OPTION GRANTS IN FISCAL 2004

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total Options			Stock Price
	Securities	Granted to			Appreciation for
	Underlying	Employees	Exercise		Option Term
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year	($/Sh)	Date	5%($)	10%($)

Steven Gillis, Ph.D.	150,000	3.25%	$3.95	12/15/14	$372,600	$944,300
Michelle Burris	150,000	3.25	3.95	12/15/14	372,600	944,300
David Fanning	150,000	3.25	3.95	12/15/14	372,600	944,300
Cindy Jacobs, Ph.D., M.D.	100,000	2.17	3.95	12/15/14	248,400	629,500
Kenneth Grabstein, Ph.D.	—	—	—	—	—	—
Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table sets forth information regarding options exercised in 2004 by the individuals listed in the Summary Compensation Table and information regarding options held by such individuals and the value of those options as of December 31, 2004.
AGGREGATED OPTION EXERCISES IN FISCAL 2004
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven Gillis, Ph.D.	36,363	$120,361	387,327	286,594	$45,503	—
Michelle Burris	—	—	288,037	229,687	125,806	—
David Fanning	—	—	371,677	258,823	—	—
Cindy Jacobs, Ph.D., M.D	—	—	227,302	177,448	—	—
Kenneth Grabstein, Ph.D.	—	—	201,782	—	—	—

(1)	Based on the closing price of our common stock on December 31, 2004 of $3.64 per share, less the exercise price of the options.
Employment Contracts
      Dr. Gillis, Dr. Jacobs, Ms. Burris, Mr. Fanning and certain other executive officers have each entered into employment agreements with Corixa. Each of these employment agreements provides that the executive officer’s employment with Corixa may be terminated at any time for any reason, with or without cause, by either the executive officer or Corixa. Each of these executive officers is entitled to receive severance benefits if employment of the executive officer is terminated without “cause” or if the executive officer resigns for “good reason.” If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason either before a “change of control” or more than 12 months after a change of control, the executive officer will receive (i) an additional 12 months of base salary and health insurance benefits; (ii) payment of 100% of the executive officer’s current-year discretionary bonus; (iii) accelerated vesting of 50% of the executive officer’s then unvested options; and (iv) up to $20,000 for reimbursement of expenses incurred in obtaining new employment. If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason within 12 months after a change of control, the executive officer will receive (a) an additional 18 months of base salary and health insurance benefits; (b) payment of 150% of the executive officer’s current-year discretionary bonus; (c) accelerated vesting of 100% of the executive officer’s then unvested options; and (d) up to $20,000 for reimbursement of expenses incurred in obtaining new employment.
      In addition to the foregoing, Dr. Gillis’, Ms. Burris’ and Mr. Fanning’s employment agreements provide that each of them shall (i) receive a retention stock option grant of 150,000 shares on December 15, 2004, 33% of which shares will vest on June 30, 2005, with the remaining 66% vesting in equal amounts on a monthly basis over the 18-month period ending December 31, 2006 and (ii) be eligible to receive incentive payments in 2005 in amounts up to $745,000 for Dr. Gillis, $378,000 for Ms. Burris and $405,000 for Mr. Fanning. Each such executive officer will be entitled to receive 25% of his or her incentive payment if he or she remains employed by Corixa on June 30, 2005. The remaining 75% of the incentive payment will be paid to the executive officer if Corixa completes a “qualifying strategic transaction” before December 31, 2005 or if, in the board’s discretion, Corixa achieves certain scientific and business goals and the executive achieves individual performance goals. The employment agreements also provide that if the executive officer is terminated without cause or resigns for good reason during 2005, he or she will be entitled to receive the entire unpaid portion of his or her incentive bonus. In addition, the employment agreements provide that if any executive resigns from Corixa for any reason at any time between July 1, 2005 and December 31, 2005, such executive will be entitled to receive the continued payment of his or her base salary for a period of 12 months following the date of termination, payment of 100% of his or her 2005 discretionary cash bonus, regardless of Corixa’s or his or her achievement of their respective goals, and accelerated vesting as to 50% of his or her then unvested stock options (other than the 150,000 stock options granted to each executive on December 15, 2004). Corixa’s board may require, however, that the executive remain in his or her position as an employee until the successful completion of any pending transaction as a condition to receiving his or her respective severance payment upon resignation. As used in these agreements, the term “qualifying strategic transaction” means (i) a change of control (as defined below) or (ii) any acquisition by Corixa of another company that is completed by December 31, 2005.
      For purposes of the employment agreements, “cause” means that the board of directors has determined that (i) the executive officer failed to perform his or her duties in a satisfactory manner, (ii) the executive officer violated state or federal laws or our policies, (iii) the executive officer disclosed our trade secrets, or (iv) the executive officer breached any written agreement with Corixa. “Good reason” means that (a) the executive officer was no longer a corporate officer at the time or his or her resignation, (b) the duties or responsibilities of the executive officer were significantly or substantially reduced, (c) the executive officer’s base salary was effectively reduced, or (d) our executive offices were moved more than 50 miles. “Change of control” means a sale of all or substantially all of our assets, or any merger or consolidation of Corixa with or into another corporation other than where holders of more than 50% of our shares outstanding immediately before the transaction continue to hold more than 50% of the shares of the surviving entity after the transaction.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table provides information as of December 31, 2004 regarding our compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance:
EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	12,791,845	$8.80	2,010,869
Equity compensation plans not approved by security holders	—	—	—

Total	12,791,845	$8.80	2,010,869

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The compensation committee of the board of directors has general responsibility for establishing the compensation payable to Corixa’s executive officers and has the sole and exclusive authority to administer Corixa’s stock option plan in connection with option grants made to executive officers. For the fiscal year ended December 31, 2004 the compensation committee was comprised of Dr. Oronsky and Dr. Young, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      Corixa’s compensation policy as established by the board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each employee on an individual basis. It is Corixa’s policy to compensate Corixa’s executive officers taking into consideration industry norms, primarily in the form of base salary, together with incentive bonuses. In addition, it is Corixa’s policy to grant stock options to each of Corixa’s executive officers to align their interests with stockholder value. The biotechnology industry is extremely competitive with respect to recruitment and retention of qualified executives; accordingly, Corixa uses independently published surveys of biotechnology industry compensation levels to ensure that Corixa’s compensation practices are comparable to other biotechnology companies.
      Determining the compensation of Corixa’s executive officers is the responsibility of the board, through its compensation committee, which has overall responsibility for Corixa’s compensation policies for senior management. The compensation committee makes recommendations to the board as to the salaries of, incentive bonuses awarded to, and the number and terms of options granted to Corixa’s Chief Executive Officer and other executive officers.
      Executive compensation consists of three major components: base salary, annual incentive bonus and stock options. The compensation committee regularly holds a meeting each December to determine the annual salary component of executive compensation to be paid in the following calendar year. At this meeting, the amount of cash incentive bonus compensation to be awarded to the executives for performance in the current year, which can be higher or lower than the bonus incentive target, is also determined.
      The determination of the base salaries of the Chief Executive Officer and other executive officers involves reference to annual surveys of similar positions at other biotechnology companies, together with assessments of individual performance and Corixa’s achievement of predetermined operating goals that are established annually by the board (the goals for 2004 are described below). Assessments of individual performance include objective standards and subjective evaluations of the value of individual executives to Corixa. The surveys employed include some, but not all, of the companies in the Nasdaq Biotechnology Index. The salaries paid to executives in 2004 were determined by reference to compensation survey data from various public and proprietary sources. In the case of Dr. Gillis, the compensation committee established a base salary of $500,000 for 2004, which was unchanged from the base salary compensation awarded to Dr. Gillis in 2003. The compensation committee also established 2004 base salaries for Corixa’s other executives that were unchanged from 2003.
      In addition, the compensation committee considers survey data in establishing new annual incentive bonus targets for Corixa’s executive officers, including annual incentive bonus information provided for executive officers by a representative group of selected biotechnology companies, as well as from proprietary sources obtained by external compensation consultants. The annual incentive bonus targets most recently approved by the compensation committee for Corixa’s executive officers represented an overall range of approximately the 50th percentile from these sources. The compensation committee has decided that annual incentive bonus awards for Corixa’s executive officers should be driven by Corixa’s overall achievements. Part of measuring overall company achievement is the measurement of Corixa’s operating goals which are established at the beginning of each year and approved by the board. On an annual basis, the compensation committee conducts an assessment of Corixa’s achievements as measured against Corixa’s goals and overall performance for the applicable year, and at that time the compensation committee determines the maximum percentage of the annual incentive bonus targets payable to Corixa’s executive officers. The annual incentive bonus targets can be increased by the compensation committee if Corixa has exceeded its objectives for the year or decreased if Corixa has failed to meet its objectives for the year. An annual incentive bonus award can also be modified upward to 150% or downward to 0% by the compensation committee, depending on the overall achievements of Corixa.
      Dr. Gillis’s annual incentive bonus target is 45% of base salary. In addition, the other executive officers for whom compensation is reported in this proxy statement have an annual incentive bonus target of 30% of base salary.
      In December 2004 the compensation committee considered the Company’s 2004 performance as compared to the Performance Goals for the 2004 plan year and determined that several key performance goals were not met, including the Bexxar sales target as well as other dependent financial performance objectives and, as a result, the compensation committee decided to not award annual performance incentive bonuses to the executive officers for whom compensation is reported in this proxy statement.
      In December 2004 the compensation committee commenced negotiations of amended and restated employment agreements with Dr. Gillis, Ms. Burris and Mr. Fanning. These agreements were approved and executed in January 2005 and a description of their terms is set forth in the “Compensation of Executive Officers — Employment Contracts” section of this proxy statement. In addition, in December 2004 Dr. Jacobs was awarded a bonus to be paid in January 2005 of $91,656, for retention purposes.
      Options to purchase shares of Corixa’s stock were granted to the executive officers named in this proxy statement, as well as other employees, during 2004. The option grant was undertaken pursuant to Corixa’s long-term incentive performance award program, initially implemented in 1994, wherein employees are eligible to receive a grant of stock options dependent on individual performance and position held. Under this program in 2004, Dr. Gillis received option grants to purchase 150,000 shares of stock; other executive officers named in this proxy statement received grants to purchase 100,000-150,000 shares of stock.
      The compensation committee considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and four other most highly compensated executive officers, respectively, unless the compensation meets the requirements for the “performance-based” exception to Section 162(m). Corixa expects the cash compensation that it will pay to each of its executive officers to be below $1 million. The compensation committee believes that options granted under Corixa’s 2001 stock option plan to its executive officers will meet the requirements to qualify as performance-based and the compensation committee believes that Section 162(m) will not affect the tax deductions available to Corixa with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify the executive officers’ compensation for deductibility under applicable tax law; however, Corixa may pay compensation to its executive officers that may not be deductible.

COMPENSATION COMMITTEE

Arnold L. Oronsky, Ph.D.
James W. Young, Ph.D.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
      None.

STOCK PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total stockholder returns for our common stock, the NASDAQ Stock Market index for United States companies, and the NASDAQ Biotechnology Company index. The graph assumes the investment of $100 on December 31, 1999 and reinvestment of the full amount of all dividends, if any. The points represent calendar year end levels based on the last trading day in each calendar year.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG CORIXA CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

	1999	2000	2001	2002	2003	2004

Corixa Corporation	$100.00	$163.97	$88.65	$37.59	$35.53	$21.41

NASDAQ Stock Market (U.S.)	100.00	60.71	47.93	32.82	49.23	53.46

NASDAQ Biotechnology	100.00	239.88	179.17	97.96	142.77	151.52

*	$100 invested on December 31, 1999 in stock or in index - including reinvestment of dividends. Fiscal year ending December 31.
      NOTE: Stock price performance shown above for our common stock is historical and not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT
      The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by our board of directors. For the fiscal year ended December 31, 2004, the audit committee consisted of Mr. Momsen (chairman), Dr. Saks and Mr. Sessler, each of whom was an “independent director” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.
      The audit committee oversees Corixa’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the annual report on Form 10-K with management and with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended.
      In addition, the audit committee has discussed with the independent registered public accounting firm their independence from management and Corixa, including the matters in the written disclosures that the audit committee received from the independent registered public accounting firm, required by the Independence Standards Board’s Standard No. 1 “Independence Discussions with Audit Committees” and considered the compatibility of nonaudit services with the auditors’ independence.
      The audit committee discussed with Corixa’s independent registered public accounting firm the overall scope and plans for their audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Corixa’s internal controls, and the overall quality of Corixa’s financial reporting. The audit committee held 5 meetings during fiscal year 2004 and also took action once by unanimous written consent.
      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited consolidated financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended that the stockholders ratify the selection of Corixa’s independent registered public accounting firm.

Audit Committee

Robert Momsen, Audit Committee Chair
Samuel Saks, M.D.
Gregory Sessler
STOCKHOLDER PROPOSALS
      Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at our 2006 annual meeting must give notice of the proposal to us no later than December 28,

2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to us no fewer than 60 or more than 90 days prior to the date of the 2006 annual meeting. Even if we receive a proposal from a qualified stockholder in a timely manner, it will not guarantee that proposal’s inclusion in our proxy materials or its presentation at the 2006 annual meeting because there are other requirements in the proxy rules that a proposal must meet in order to be included and presented.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock, or reporting persons, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of reports received or written representations from the reporting persons that no other reports were required, we believe that all filing requirements required by Section 16(a) applicable to our officers, directors and greater than 10% beneficial owners were complied with, with the exception of Steven Gillis, Ph.D., Michelle Burris, Kathleen McKereghan Deeley, David Fanning and Cindy Jacobs, Ph.D., M.D., who filed late Form 4s in connection with their December 15, 2004 option grants.
INDEPENDENT AUDITORS
      Ernst & Young LLP served as our independent registered public accounting firm for fiscal years ended December 31, 2004 and December 31, 2003. The decision to engage Ernst & Young as our independent registered public accounting firm for the fiscal year ended December 31, 2004 was recommended and approved by our audit committee, approved by our board of directors and ratified by our stockholders. A representative of Ernst & Young is expected to be present at the annual meeting to respond to appropriate questions from stockholders. Ernst & Young will have the opportunity to make a statement, if desired.
      During the fiscal years ended December 31, 2004 and 2003, the fees billed to us were as follows:
      Audit Fees. Ernst & Young billed us $616,000 for its audit of our consolidated financial statements and our internal controls included in our annual report on Form 10-K for the year ended December 31, 2004, its reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2004, and services that are normally provided in connection with regulatory filings. Ernst & Young billed us $314,000 for its audit of our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2003, reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q filed during 2003, and services that are normally provided in connection with regulatory filings.
      Audit-Related Fees. Ernst & Young billed us $23,000 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or audit of internal controls for fiscal year 2004. Ernst & Young billed us $29,000 for assurance and related services that are reasonably related to the audit or review of our financial statements for fiscal year 2003.
      Tax Fees. Ernst & Young billed us $59,000 for professional services rendered for tax compliance, tax advice and tax planning for fiscal year 2004. Ernst & Young billed us $103,000 for professional services rendered for tax compliance, tax advice and tax planning for fiscal year 2003.
      All Other Fees. There were no other fees in 2004 and 2003 for services rendered by Ernst & Young in 2004 and 2003 other than those described above.

      None of the hours Ernst & Young expended in auditing our consolidated financial statements were provided by persons other than Ernst & Young’s full-time permanent employees.
      Our audit committee has considered the provisions of these services to us by Ernst & Young and has determined that Ernst & Young’s rendering of these services was compatible with maintaining auditor independence. The audit committee’s charter provides that the committee will meet and will pre-approve all audit services and permissible non-audit services to be performed for Corixa by Ernst and Young. All fees billed by Ernst & Young in 2004 were pre-approved by the audit committee.
OTHER MATTERS
      As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for consideration at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.
ANNUAL REPORT AND FORM 10-K
      Copies of our 2004 Annual Report to Stockholders, including our annual report on Form 10-K for the year ended December 31, 2004, are being mailed to stockholders, together with this proxy statement, form of proxy and notice of annual meeting of stockholders. Additional copies of the 2004 Annual Report to Stockholders may be obtained from Investor Relations, Corixa Corporation, 1900 9th Avenue, Suite 1100, Seattle, Washington 98101.

▼ DETACH PROXY CARD HERE ▼

CORIXA CORPORATION

Proposal 1:
Election of Directors: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:
☐	FOR all nominees		☐	WITHHOLD Authority for All Nominees		☐	FOR All Nominees Except for Nominee Names Crossed Out
Steven Gillis, Ph.D. Ronald Hunt Robert Momsen Arnold L. Oronsky, Ph.D. Samuel R. Saks, M.D. Gregory Sessler James W. Young, Ph.D.

Proposal 2:
Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Corixa for the fiscal year ending December 31, 2005:
☐ FOR	☐	AGAINST	☐	ABSTAIN

					Dated:			, 2005

Signature

Signature

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.

PROXY
CORIXA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORIXA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2005

The undersigned stockholder of Corixa Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2005, and hereby appoints Steven Gillis, Ph.D. and Michelle Burris, or either of them, proxies and attorneys-in-fact, with full power of substi- tution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stock- holders of Corixa to be held on May 31, 2005, at 1:00 p.m., local time, at the Company’s corporate headquarters located at 1900 9th Avenue, Suite 1100, Seattle, Washington 98101 and at any adjournments or postponements of the annual meeting, and to vote all shares of common stock and preferred stock on an as-converted basis that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF CORIXA FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND AS SAID PROXIES DEEM ADVISABLE ON ANY OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

You Must Detach This Portion of the Proxy Card Before Returning It in the Enclosed Envelope.